UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 21, 2007, CoStar Group, Inc. (“CoStar”) announced its financial results for the quarter ended December 31, 2006. The full text of the press release (the “Press Release”) issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in the Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of the Registrant’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities

On February 16, 2007, CoStar issued 21,526 shares of common stock to certain shareholders of Property Investment Exchange Limited (“Propex”) as part of the consideration paid by CoStar for all of the outstanding capital stock of Propex, as described under Item 8.01 below. The shares of common stock were issued in a private placement exempt from registration under Section S of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 8.01. Other Items

On February 16, 2007, CoStar Limited, a wholly owned U.K. subsidiary of CoStar, acquired all outstanding capital stock of Propex, a U.K. company, from the shareholders of Propex pursuant to a Stock Purchase Agreement in exchange for consideration of approximately £11,000,000 (approximately $22 million), consisting of cash and 21,526 shares of CoStar common stock. The purchase price is subject to decrease based on Propex’s net worth as of the closing date. Propex, which was founded in 1999 by Paul Marples and Colin Barber, will be operated by a combination of management from Propex and FOCUS Information Limited, a U.K. subsidiary of CoStar Limited. Propex provides web-based commercial property information and operates an electronic platform that facilitates the exchange of investment property in the U.K. Its suite of electronic platforms and listing websites give users access to the U.K. commercial property investment and leasing markets. The company also provides retail, office and industrial property information online. Propex has approximately $5 million in annual revenues and five hundred clients. The acquisition is not expected to significantly affect CoStar’s 2007 earnings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: February 21, 2007	/s/ Frank A. Carchedi

Name: Frank A. Carchedi
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1 Press Release Dated February 21, 2007.